Exhibit 99.1


     JoS. A. Bank Clothiers Announces 20.8% Increase in November 2006 Sales;
                        Comparable Store Sales Rise 9.6%;
     Sets December 7, 2006 Conference Call to Discuss Third Quarter Results


     HAMPSTEAD, Md.--(BUSINESS WIRE)--Nov. 30, 2006--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces that its total sales for the fiscal month ended November 25, 2006 ("fiscal November 2006") increased 20.8% to $50.6 million, as compared with $41.9 million in fiscal November 2005. Comparable store sales increased 9.6% in fiscal November 2006, as compared with fiscal November 2005. Combined catalog and Internet sales increased 23.6% in fiscal November 2006, as compared with the same prior year period.

     Comparing the fiscal ten months ended November 25, 2006 with the same prior year period, total sales increased 17.5% to $402.8 million from $342.7 million; comparable store sales increased 6.1%; and combined catalog and Internet sales increased 21.9%.

     The Company also noted that it will host a conference call at 11:00 a.m. Eastern Time on Thursday, December 7, 2006, the same day the Company expects to report its operating results for the fiscal third quarter of 2006. To participate in the call on December 7, 2006, please dial (USA) (800) 288-8976 or (International) (612) 332-0932, at least five minutes before 11:00 a.m. Eastern Time. A replay of the conference call will be available after 2:30 p.m. Eastern Time on December 7, 2006 until December 14, 2006 at 11:59 p.m. Eastern Time by dialing (USA) (800) 475-6701 or (International) (320) 365-3844. The access code for the replay will be 850674. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select 'Company Information' and 'Investor Relations').

     JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 370 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

     The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, fashion trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 28, 2006 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Voicemail,
             410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com